EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contacts:	Tad Hutcheson (Media)
April 26, 2005		Tad.hutcheson@airtran.com
679.254.7442

Judy Graham-Weaver

Arne Haak (Financial)		judy.graham-weaver@airtran.com
407.318.5187		678.254.7448

AIRTRAN HOLDINGS REPORTS RECORD FIRST QUARTER REVENUES OF $300 MILLION

-Record 3.6 Million Customers Served

ORLANDO, Fla. – April 26, 2005 - AirTran Holdings, Inc., (NYSE:AAI), the parent company of AirTran Airways, Inc., today reported its results for the first quarter of 2005:

•	Operating revenues increased 24.2% to $300 million

•	Revenue passengers increased 19.5% to 3.6 million

•	Load factor set a new first quarter record of 70.5%

For the first quarter of 2005, Airtran Airways reported a net loss of $8.0 million or $0.09 per share. This compares to net income of $4.1 million or $0.05 per diluted share in the first quarter of 2004.

”The first quarter challenged us on many fronts as we grew revenues and capacity while contending with escalating fuel prices,” said Joe Leonard, chairman and chief executive officer. “Nevertheless, we were able to increase our load factor compared to the prior year. I am proud of the outstanding efforts put forth by our crew members to serve the record number of passengers during the first quarter”

Robert Fornaro, president and chief operating officer, remarked, “AirTran continues to expand its network with new airplanes, low fares and friendly crew members. We have announced service to Indianapolis, Charlotte and Richmond offering new, quality low-fare service in historically high-priced markets. In addition, we continue to improve our product with the introduction of XM Satellite Radio now installed in over 20 percent of our aircraft.”

AirTran’s cost metrics remained consistent year-over-year. Non-fuel operating cost per available seat mile (CASM) increased slightly to 6.44 cents in the first quarter of 2005 compared to 6.42 cents in the year earlier period. On a fuel price neutral basis, CASM declined 0.4 percent to 8.23 cents for the first quarter of 2005. CASM, including fuel, increased 7.7 percent for the first quarter of 2005 to 8.90 cents.

Commenting on the Company’s cost performance, Stan Gadek, senior vice president of finance and chief financial officer said, “As our 737 fleet continues to grow, we expect to see further reductions in unit costs. The 737’s fuel efficiency and low cost of operation will contribute to our low-cost structure.”

Highlights of AirTran’s accomplishments since the first of the year include:

• Initiated new service to Indianapolis

• Announced expansion to Charlotte and Richmond.

• Added two B717 and four B737 aircraft to our fleet.

• Named Best Low-Fare airline by Entrepreneur Magazine for 2005

• Announced enhanced service to Atlanta, Dallas/Fort Worth, Las Vegas and Los Angeles

• Unveiled 20 select aircraft with special Elton John livery celebrating the airline’s new XM Satellite Radio

AirTran Holdings, Inc., will conduct a conference call to discuss quarterly results today at 10:00 a.m. Eastern. A live broadcast of the conference call will be available via the internet at airtran.com.

AirTran Airways, one of America’s largest low-fare airlines with 6,000 friendly, professional Crew Members, operates over 500 daily flights to more than 40 destinations. The airline’s hub is at Hartsfield-Jackson Atlanta International Airport, where it is the second largest carrier. AirTran Airways recently added the fuel-efficient Boeing 737-700 aircraft to create America’s youngest all-Boeing fleet. The airline is also the first carrier to install XM Satellite Radio on a commercial aircraft. For reservations or more information, visit airtran.com (America Online Keyword: AirTran).

Editor’s note: Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2004. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

•	Attached: Consolidated Statements of Operations *

AirTran Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share data and statistical summary)

(Unaudited)

	Three Months Ended March 31,
	2005	2004	Percent Change
Operating Revenues:
Passenger	$289,136	$233,503	23.8
Cargo	596	—	—
Other	9,975	7,903	26.2

Total operating revenues	299,707	241,406	24.2

Operating Expenses:
Salaries, wages and benefits	78,333	62,842	24.7
Aircraft fuel	85,438	51,540	65.8
Aircraft rent	44,582	35,936	24.1
Distribution	15,251	11,948	27.6
Maintenance, materials and repairs	23,290	19,010	22.5
Landing fees and other rents	18,042	13,873	30.1
Aircraft insurance and security services	5,253	5,314	(1.1)
Marketing and advertising	9,516	7,602	25.2
Depreciation	4,318	2,884	49.7
Other operating	25,125	20,181	24.5

Total operating expenses	309,148	231,130	33.8

Operating Income (Loss)	(9,441)	10,276	—

Other (Income) Expense:
Interest income	(2,347)	(1,004)	—
Interest expense	4,943	4,647	6.4

Other (income) expense, net	2,596	3,643	(28.7)

Income (Loss) Before Income Taxes	(12,037)	6,633	—
Income Tax Expense (Benefit)	(4,008)	2,520	—

Net Income (Loss)	$(8,029)	$4,113	—

Earnings (Loss) per Common Share
Basic	$(0.09)	$0.05	—
Diluted	$(0.09)	$0.05	—
Weighted-average Shares Outstanding
Basic	86,743	84,285	2.9
Diluted	86,743	88,532	(2.0)
EBITDA	$(5,123)	$13,160	—
Operating margin	(3.2)%	4.3%	(7.5	)pts.
Net margin	(2.7)%	1.7%	(4.4	)pts.

AirTran Holdings, Inc.

Statistical Summary

(Unaudited)

	Three Months Ended March 31,				Percent Change
	2005		2004
First Quarter Statistical Summary:
Revenue passengers	3,557,709		2,977,085		19.5
Revenue passenger miles (000s)	2,449,780		1,918,537		27.7
Available seat miles (000s)	3,473,998		2,798,779		24.1
Block hours	88,182		74,857		17.8
Passenger load factor	70.5%		68.5%		2.0	pts.
Break-even load factor	73.5%		66.6%		6.9	pts.
Average fare	$81.27		$78.43		3.6
Average yield per RPM	11.80	¢	12.17	¢	(3.0)
Passenger revenue per ASM	8.32	¢	8.34	¢	(0.2)
Operating cost per ASM	8.90	¢	8.26	¢	7.7
Fuel price neutral cost per ASM	8.23	¢	8.26	¢	(0.4)
Non-fuel operating cost per ASM	6.44	¢	6.42	¢	0.3
Average cost of aircraft fuel per gallon	147.86	¢	107.52	¢	37.5
Gallons of fuel burned	57,783,540		47,933,299		20.5
Weighted-average number of aircraft	90		74		21.6

Note: During the first quarter of 2005, the Company’s effective tax rate decreased from 39% to 33%. This decrease resulted from the effect of permanent differences and the Company’s pre-tax loss for the quarter.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three Months Ended March 31, 2005 and 2004

Pursuant to Regulation G of the Securities and Exchange Commission, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a basis consistent with U.S.

Generally Accepted Accounting Principles (GAAP). Our disclosure of earnings before interest, taxes, depreciation and amortization (EBITDA), operating costs (CASM), non-fuel operating cost (Non-fuel CASM) and fuel price neutral cost per available seat mile (Fuel price neutral CASM), are consistent with financial measures reported by other airlines and are comparable to financial measures required in our submission to the United States Department of Transportation.

The following table reconciles operating income to EBITDA:
	(In thousands) (Unaudited) Three Months Ended March 31,
	2005	2004
Net Income (Loss)	$(8,029)	$4,113
Add back:
Income tax expense (benefit)	(4,008)	2,520
Other (income) expense, net	2,596	3,643
Depreciation	4,318	2,884

EBITDA	$(5,123)	$13,160

The following table shows the calculation of operating cost, non-fuel operating cost and fuel price neutral cost, and per ASM:
	(In thousands) (Unaudited) Three Months Ended March 31,
	2005	2004
Total operating expenses	$309,148	$231,130
Less aircraft fuel	85,438	51,540

Total operating expenses excluding aircraft fuel	223,710	179,590

	Three Months Ended March 31,
	2005	2004
Calculation of cost per ASM using GAAP amounts:
Total operating expenses (000s)	$309,148	$231,130
Available seat miles (000s)	3,473,998	2,798,779
Operating cost per ASM (cents) (Total operating expenses/ASM)	8.90	8.26

Calculation of cost per ASM excluding fuel:
Total operating expenses excluding fuel (000s)	$223,710	$179,590
Available seat miles (000s)	3,473,998	2,798,779
Operating cost per ASM excluding fuel (cents) (Total operating expenses excluding fuel/ASM)	6.44	6.42

Calculation of fuel price neutral cost per ASM
Average cost of aircraft fuel per gallon (cents)	147.86	107.52
Gallons of fuel burned	57,783,540
Cost of current period fuel at prior year price (000s)	62,129

Total operating expenses excluding fuel (000s)	223,710
Cost of current period fuel at prior year price (000s)	62,129

Total operating expenses with fuel price adjustment (000s)	285,839

Available seat miles (000s)	3,473,998
Fuel price neutral cost per ASM (cents) (Total operating expenses with fuel price adjustment/ASM)	8.23